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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement 333-37862 of Wells Fargo & Company on Form S-4 of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah


June 20, 2000